Exhibit 99.1

Westaff Reports Fiscal 2005 Third Quarter Results

WALNUT CREEK, CA, Tuesday, August 23, 2005  — Westaff, Inc. (NASDAQ: WSTF), a leading provider of staffing services, today reported financial results for its third fiscal quarter, which ended July 9, 2005.

Revenue for the third quarter of fiscal 2005 was $141.1 million, up $1.7 million or 1.2% from the third quarter of fiscal 2004.  Domestic revenue decreased 3.6% due partially to a focused shift in business mix in an effort to increase gross margins as well as the effects of the November divestiture of one of the Company’s franchises. The slight decline in domestic revenue was more than offset by a 20.9% increase in international revenue, driven by Westaff’s Australia operations which reported bill hour increases of 31.5% for the 2005 quarter.

Gross margin for the 2005 quarter increased for the third consecutive quarter to 17.5% as compared to 17.2% for the 2004 quarter.    Domestic gross margin increased significantly from 16.1% in the 2004 quarter to 17.2% in 2005 due largely to bill rate increases, changes in business mix and increased permanent placement fees, which grew nearly 73% for the 2005 quarter as compared to 2004.

“We have been aggressively working to return the Company to sustained growth and increased profitability” commented Westaff President and CEO, Patricia M. Newman.  “The recently announced restructure, designed to streamline the organization, improve profitability and support expansion, has been enthusiastically received by our field operations teams.  Our most recent results are beginning to show improving revenue trends and I am cautiously optimistic that we will begin to see year over year domestic revenue growth as early as the fourth quarter of fiscal 2005.    I am particularly pleased with our continued increase in gross margin for the quarter which reflects initial success in implementing one of our key initiatives for fiscal 2005.”

Selling and administrative expenses increased $1.3 million, or 7.8% for the third quarter of fiscal 2005 compared to the fiscal 2004 quarter, due largely to investments in new and existing staff along with associated benefits and payroll taxes.  As a percentage of revenue, selling and administrative expenses rose to 12.5% in the third quarter of fiscal 2005 as compared to 11.7% in the fiscal 2004 quarter.

During the third quarter of fiscal 2005, the Company sold its Norway and Denmark subsidiary operations to Personalhuset AS, a recruitment and staffing company headquartered in Norway, for approximately $2.7 million plus $0.6 million of intercompany debt that was repaid to Westaff USA.  The Company recorded a net gain on the sale of $1.2 million and has classified these operations as discontinued operations in its financial statements.

The Company reported an operating profit for the third quarter of fiscal 2005 of $1.7 million as compared to $2.3 million in the third quarter of 2004. Net income, which includes the gain from the sale of the Denmark and Norway operations, rose to  $2.2 million or $0.14 per share for the third quarter of fiscal 2005 as compared to $1.8 million or $0.11 per share for the fiscal 2004 third quarter.

For the first 36 weeks of fiscal 2005, revenue increased $23.6 million or 6.1% over the same period in fiscal 2004.  The Company reported net income of $2.3 million or $0.14 per share for the fiscal 2005 period as compared to $1.0 million or $0.06 per share for the first 36 weeks of fiscal 2004.

The Company continues to make good progress with respect to management of its debt and borrowing capacity.  The Company ended the quarter with a revolver debt balance of $12.0 million and consolidated revolver borrowing availability of $22.5 million.

Westaff will discuss these results on a conference call at 8:00 a.m. (Pacific) on Wednesday, August 24, 2005.  The call will be webcast live and can be accessed at Westaff’s website at www.westaff.com.  Investors can also access the webcast at www.vcall.com.  The webcast will be available for replay through August 23, 2006.

Westaff provides staffing services and employment opportunities for businesses in global markets.  Westaff annually employs approximately 150,000 people and services more than 15,000 client accounts from more than 230 offices located throughout the U.S., the United Kingdom, Australia and New Zealand. For more information, please visit our Web site at www.westaff.com.

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934, and is subject to the safe harbors created by law. Forward-looking statements contained herein include, but are not limited to, the statements regarding revenue, gross margins and the Company’s prospects for fiscal 2005.  The forward-looking statements contained herein involve a number of assumptions, risks and uncertainties. Actual results could differ materially from estimates.  Among the factors affecting future operating results are: credit facilities and compliance with debt covenants, liquidity, workers’ compensation collateral requirements, possible adverse effects of fluctuations in the general economy, variability of employee-related costs including workers’ compensation liabilities, a highly competitive market, control by a significant shareholder, the volatility of the Company’s stock price, reliance on management information systems, risks related to customers, variability of operating results and the seasonality of the business cycle, reliance on executive management, risks related to international operations, risks related to franchise agent and licensed operations, uncertain ability to continue and manage growth, reliance on field management, employer liability risks and ability to attract and retain the services of qualified temporary personnel and regulatory mandates, including potential mandated health insurance.

Forward-looking statements are based on the beliefs and assumptions of the Company’s management and on currently available information.  The Company undertakes no responsibility to publicly update or revise any forward-looking statement except as required by applicable laws and regulations.  Additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider, is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Form 10-K, Form 10-Q, Form 8-K and other filings.

ANALYSTS/INVESTORS CONTACT:	Dirk A. Sodestrom
Senior Vice President and
Chief Financial Officer
Telephone: 925/930-5300
e-mail: dsodestrom@westaff.com

PRESS CONTACT:	Linda Gaebler
Vice President Communications
925-930-5368
e-mail: lgaebler@westaff.com

Financial table follows........

Westaff, Inc.

Unaudited Financial Highlights

(In thousands, except per share data)

	Fiscal Quarter Ended
	July 9, 2005	July 10, 2004
Statements of Operations:

Revenue	$141,053	$139,345
Costs of services	116,425	115,414
Gross profit	24,628	23,931
Gross margin	17.5%	17.2%
Franchise agents’ share of gross profit	4,391	4,313
Selling and administrative expenses	17,595	16,319
Depreciation and amortization	934	1,008
Operating income	1,708	2,291
Interest expense	343	485
Interest income	(28)	(21)
Income from continuing operations before income taxes	1,393	1,827
Provision for income taxes	314	307
Income from continuing operations	1,079	1,520
Income (loss) from discontinued operations	(29)	235
Gain on sale of discontinued operations, net of income taxes	1,163
Total discontinued operations, net of income taxes	1,134	235
Net income	$2,213	$1,755

Basic and diluted earnings per share:
Continuing operations	$0.07	$0.09
Discontinued operations	$0.07	$0.01
Net income	$0.14	$0.11

Weighted average common shares outstanding - basic	16,339	16,033
Weighted average common shares outstanding - diluted	16,391	16,068

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	36 Weeks Ended
	July 9, 2005	July 10, 2004
Statements of Operations:

Revenue	$411,879	$388,277
Costs of services	341,240	322,730
Gross profit	70,639	65,547
Gross margin	17.2%	16.9%
Franchise agents’ share of gross profit	12,422	12,099
Selling and administrative expenses	52,569	47,526
Depreciation and amortization	2,849	3,132
Operating income	2,799	2,790
Interest expense	1,021	1,348
Interest income	(71)	(43)
Income from continuing operations before income taxes	1,849	1,485
Provision for income taxes	530	515
Income from continuing operations	1,319	970
Income (loss) from discontinued operations	(134)	48
Gain on sale of discontinued operations, net of income taxes	1,163
Total discontinued operations, net of income taxes	1,029	48
Net income	$2,348	$1,018

Basic and diluted earnings per share:
Continuing operations	$0.08	$0.06
Discontinued operations	$0.06	$—
Net income	$0.14	$0.06

Weighted average common shares outstanding - basic	16,229	16,027
Weighted average common shares outstanding - diluted	16,384	16,033

	July 9, 2005	October 30, 2004
Balance Sheet Highlights:

Current assets	$82,978	$98,514
Property and equipment, net	12,326	10,100
Goodwill	11,756	11,760
Other long-term assets	11,389	2,034
Total assets	$118,449	$122,408

Current liabilities	$58,143	$64,910
Long term liabilities	17,953	17,651
Total liabilities	76,096	82,561
Stockholders’ equity	42,353	39,847
Total liabilities and stockholders’ equity	$118,449	$122,408

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